EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated February 27, 2008, relating to the consolidated financial statements of Quintana Maritime Limited, appearing in the Current Report on Form 6-K of Excel Maritime Carriers Ltd filed on June 6, 2008, and to the reference to us under the headings "Experts" in such Prospectus, which is a part of such Registration Statement.

/s/ Deloitte.Hadjipavlou, Sofianos & Cambanis S.A.
Athens, Greece

June 6, 2008